Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
+1 (408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
+1 (212) 331-8424 or +1 (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: April 18, 2016 5:00 a.m. PDT

Quantum Extends Bank Credit Facility to August 2017

Company Also Announces Positive Preliminary Fiscal Fourth Quarter 2016 Results

SAN JOSE, Calif. - April 18, 2016 - Quantum Corp. (NYSE: QTM) today announced it has amended its credit agreement with Wells Fargo Capital Finance, LLC to extend the availability of its credit line to August 10, 2017.*

In addition to the amended credit agreement, Quantum also announced preliminary results for the fiscal fourth quarter 2016 ended March 31, 2016:

•	Total revenue was approximately $120 million, the midpoint of the company’s January guidance range.

•
On a GAAP basis, Quantum expects operating income of approximately $5 million and earnings per diluted share of approximately $0.01, excluding a possible non-cash goodwill impairment charge for the quarter. The amount of the charge will be finalized during the company’s annual audit and could range from $0 to $56 million, as stated in Quantum’s Form 10-Q filing on February 5, 2016.

•	On a non-GAAP basis, Quantum expects operating income of approximately $8.5 million and earnings per diluted share of approximately $0.02 for the fiscal fourth quarter.

* For additional information on the amended credit agreement, please refer to Quantum’s Form 8-K filing with the U.S. Securities and Exchange Commission, dated April 18, 2016.

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“I’m pleased with the progress we made in the quarter, including the combination of solid revenue and profitability which again demonstrated the leverage in our financial model,” said Jon Gacek, president and CEO of Quantum. “We also built a strong foundation for fiscal 2017, extending our credit line beyond the current year and securing a major, multi-year scale-out storage win for a large cloud project that is expected to contribute significant revenue over the course of fiscal 2017. In fact, we expect this win and our overall scale-out storage opportunity will result in year-over-year total revenue growth in fiscal 2017 as well as higher profitability and cash flow.”

Quantum will provide more detailed financial results for the fourth quarter and further discuss the company’s outlook for fiscal 2017 in its earnings announcement on May 10, 2016.

Earnings Conference Call and Audio Webcast Notification
Quantum will issue a news release on its fiscal fourth quarter financial results on Tuesday,
May 10, 2016, after the close of the market. The company will also hold a conference call and live audio webcast to discuss these results that same day at 2:00 p.m. PDT. Press and industry analysts are invited to attend in listen-only mode.
Dial-in number: 1-503-343-6063
Participant passcode: 90829818
Replay number: 1-404-537-3406
Replay passcode: 90829818
Replay expiration: May 17, 2016
Webcast site: www.quantum.com/investors

About Quantum
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.
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Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to expected FY 2016 Q4 revenue and operating income results, the possible goodwill impairment charge, the securing of a major, multi-year scale-out storage win and associated revenue contribution, and anticipated year-over-year total revenue growth in fiscal 2017, as well as higher profitability and cash flow, are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 5, 2016 and in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2015. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the items below for the following reasons:

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Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2016
	Income From Operations	Net Income	Per Share Net Income, Diluted
GAAP*	$5,150	$2,950	$0.01
Non-GAAP Reconciling Items:
Amortization of intangibles	50	50
Share-based compensation	1,600	1,600
Restructuring charges	1,500	1,500
Crossroads patent litigation costs	200	200
Non-GAAP	$8,500	$6,300	$0.02

Computation of diluted net income per share:		GAAP	Non-GAAP
Net income		$2,950	$6,300
Interest of dilutive convertible notes		—	902
Income for purposes of computing income per diluted share		$2,950	$7,202

Weighted average shares:
Basic		265,392	265,392
Dilutive shares from stock plans		540	540
Dilutive shares from convertible notes		—	42,502
Diluted		265,932	308,434

* Fourth quarter of fiscal 2016 GAAP income from operations, net income and basic and diluted earnings per share do not reflect a potential goodwill impairment write-off. As of the date of this press release, we have not finalized our impairment analysis. Depending on the results of our evaluation, we may determine that some or all of our goodwill is impaired, which could result in an impairment charge that could range from $0 to $55.6 million.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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